As filed with the U.S. Securities and Exchange Commission on December 6, 2022

Registration No. 333-268063

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 2 TO

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Millennium Group International Holdings Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	2750	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Rm 2722, 27/F, No.1 Hung To Road, Kwun Tong,

Kowloon, Hong Kong 999077

Tel: +852 36195768

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1(800) 221-0102

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq.	David Manno, Esq. Huan Lou, Esq.
Yarona L. Yieh, Esq.	Sichenzia Ross Ference LLP
Ortoli Rosenstadt LLP	1185 Avenue of the America, 31st Fl
366 Madison Avenue, 3rd Floor	New York, NY 10036
New York, NY 10017	Telephone: +1-212-930-9700
Telephone: +1-212-588-0022

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Amendment No. 2 to Form F-1 (Amendment No. 2) is being filed solely for the purpose of filing Exhibit 23.1 to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 2 does not contain copies of the public offering prospectus or resale prospectus included in the Registration Statement which remains unchanged from the Registration Statement, filed on November 18, 2022. This Amendment No. 2 consists only of the facing page, this explanatory note, the signature pages to the Registration Statement, the exhibit index and the filed exhibits.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Second Amended and Restated Articles of Association
3.2*	Second Amended and Restated Memorandum of Association
4.1*	Specimen Certificate for ordinary share
4.2*	Form of Underwriter’s Warrants
5.1*	Opinion of Ogier regarding the validity of the securities being registered
8.1*	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2*	Opinion of Zhong Lun Law Firm regarding certain PRC tax matters (included in Exhibit 99.1)
10.1*	Director Offer Letter to Ming Hung Lai
10.2*	Employment Agreement with Ming Yan Lai
10.3*	Director Offer Letter to Wing Wai “John” Au
10.4*	Form of Independent Director Offer Letter
10.5*	Sample Purchase Order
10.6*	Form of Lock-Up Agreement (included in Exhibit 1.1)
14.1*	Code of Business Conduct and Ethics of the Registrant
21.1*	List of Subsidiaries
23.1**	Consent of WWC, P.C.
23.2*	Consent of Ogier (included in Exhibit 5.1 and Exhibit 8.1)
23.3*	Consent of Zhong Lun Law Firm (included in Exhibit 8.2 and 99.1)
99.1*	Opinion of Zhong Lun Law Firm regarding certain PRC law matters
99.2*	Audit Committee Charter
99.3*	Compensation Committee Charter
99.4*	Nomination Committee Charter
99.5*	Consent of Frost & Sullivan
99.6*	Consent of Hok Han Ko
99.7*	Consent of Sun Wai But
99.8*	Consent of Hung Leung Tsang
99.9*	Consent of Hon Wai Ku
107*	Filing fee table

*	Previously filed.
**	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on December 6, 2022.

Millennium Group International Holdings Limited

By:	/s/ Ming Hung Lai
Ming Hung Lai
Chairman

By:	/s/ Ming Yan Lai
Ming Yan Lai
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ming Hung Lai	Chairman	December 6, 2022
Ming Hung Lai

/s/ Ming Yan Lai	Chief Executive Officer	December 6, 2022
Ming Yan Lai	(Principal Executive Officer)

/s/ Wing Wai Au	Chief Financial Officer	December 6, 2022
Wing Wai Au	(Principal Financial and Accounting Executive)

/s/ Yau Fai Lai	Director	December 6, 2022
Yau Fai Lai

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on December 6, 2022.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

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